Exhibit 99.1

NEWS RELEASE	te.co

TE Connectivity announces pricing of $750 million senior notes offerings

GALWAY, Ireland – January 26, 2026 – TE Connectivity plc (NYSE: TEL) (“TE Connectivity”) today announced that Tyco Electronics Group S.A. (“TEGSA”), its indirect wholly-owned subsidiary, has priced an offering of:

•	$200 million aggregate principal amount of its 4.500% senior notes due 2031 (the “additional 2031 notes”).

•	$550 million aggregate principal amount of its 4.875% senior notes due 2036 (the “2036 notes”).

The offer is being made pursuant to an effective registration statement filed by TE Connectivity, TE Connectivity Switzerland Ltd. and TEGSA on October 1, 2024, which includes a prospectus, and a prospectus supplement dated January 26, 2026.

The additional 2031 notes will constitute a further issuance of, form a single series with, have identical terms to (other than the initial offering price and the issue date) and be fully fungible with TEGSA’s outstanding $450 million aggregate principal amount of 4.500% Senior Notes due 2031 issued on May 9, 2025 (together with the additional 2031 notes, the “2031 notes”). Following the closing of the offering, there will be $650 million aggregate principal amount of 2031 notes outstanding.

The additional 2031 notes will be issued at a price of 100.907% and will have a stated interest rate of 4.500% per year, payable semi-annually. The 2036 notes will be issued at a price of 99.718% and will have a stated interest rate of 4.875% per year, payable semi-annually. TE Connectivity intends to use the net proceeds of this offering for the repayment of outstanding debt, including the 3.700% senior notes due 2026 and the 4.500% senior notes due 2026, and general corporate purposes.

BNP Paribas Securities Corp., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC are joint book-running managers for this offering, which is expected to close on February 9, 2026.

A copy of the base prospectus in the registration statement or the prospectus supplement for the offering can be obtained from the Securities and Exchange Commission’s website at www.sec.gov or by calling BNP Paribas Securities Corp. toll free at 1-800-854-5674, Citigroup Global Markets Inc. toll free at 1-800-831-9146, Deutsche Bank Securities Inc. toll free at 1-800-503-4611, or Goldman Sachs & Co. LLC toll free at 1-866-471-2526.

This announcement does not constitute an offer to sell or the solicitation of offers to buy any security and shall not constitute an offer, solicitation, or sale of any security in any jurisdiction in which such offer, solicitation, or sale would be unlawful.

About TE Connectivity

TE Connectivity plc (NYSE: TEL) is a global industrial technology leader creating a safer, sustainable, productive, and connected future. As a trusted innovation partner, our broad range of connectivity and sensor solutions enable the distribution of power, signal and data to advance next-generation transportation, energy networks, automated factories, data centers enabling artificial intelligence, and more. Our more than 90,000 employees, including 10,000 engineers, work alongside customers in approximately 130 countries. In a world that is racing ahead, TE ensures that EVERY CONNECTION COUNTS.

Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements regarding the notes offering. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, the extent, severity and duration of business interruptions negatively affecting our business operations; business, economic, competitive and regulatory risks, such as conditions affecting demand for products in the automotive and other industries we serve; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate, including continuing military conflict in certain parts of the world; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; and the possible effects on us of changes in tax laws, tax treaties and other legislation. More detailed information about these and other factors is set forth in TE Connectivity plc’s Annual Report on Form 10-K for the fiscal year ended Sept. 26, 2025 as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

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Contacts:	Media Relations: Eric Mangan TE Connectivity 908-783-6629 Eric.Mangan@te.com	Investor Relations: Sujal Shah TE Connectivity 610-893-9790 Sujal.Shah@te.com